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                                   EXHIBIT 11

                  PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                (Dollars in thousands -- except per share data)

                                                      THREE MONTHS ENDED       NINE MONTHS ENDED
                                                         SEPTEMBER 30            SEPTEMBER 30
                                                      -------------------     -------------------
                                                       1997        1996        1997        1996
                                                      -------     -------     -------     -------
Income from continuing operations...................  $ 2,526     $ 2,113     $ 7,803     $ 7,245
Amortization of imputed goodwill associated with the
  earnout shares....................................      (21)        (21)        (63)        (63)
                                                      -------     -------     -------     -------
Income from continuing operations related to
  shareholders of Common Stock (Primary)............    2,505       2,092       7,740       7,182
Interest (net of income taxes) associated with
  convertible senior subordinated debentures........      237         264         728         792
                                                      -------     -------     -------     -------
Income from continuing operations related to
  shareholders of Common Stock (Fully diluted)......  $ 2,742     $ 2,356     $ 8,468     $ 7,974
                                                      =======     =======     =======     =======
Discontinued operations.............................  $   -0-     $ 8,817     $   -0-     $11,642
                                                      =======     =======     =======     =======
Net income related to shareholders of Common Stock
  (Primary).........................................  $ 2,505     $10,909     $ 7,740     $18,824
                                                      =======     =======     =======     =======
Net income related to shareholders of Common Stock
  (Fully diluted)...................................  $ 2,742     $11,173     $ 8,468     $19,616
                                                      =======     =======     =======     =======
PRIMARY COMPUTATION
  Average shares outstanding during the period......   10,742      10,408      10,650      10,406
  Effect of General Aluminum Mfg. Company earnout
     shares deemed to be issued.....................      188         188         188         188
  Effect of dilutive stock options based on the
     treasury stock method using the average market
     price for the period...........................      171         328         183         383
                                                      -------     -------     -------     -------
       Shares used..................................   11,101      10,924      11,021      10,977
                                                      =======     =======     =======     =======
  Per share of Common Stock:
     Continuing operations..........................  $   .23     $   .19     $   .70     $   .66
     Discontinued operations........................      -0-         .81         -0-        1.06
                                                      -------     -------     -------     -------
     Net income.....................................  $   .23     $  1.00     $   .70     $  1.72
                                                      =======     =======     =======     =======
FULLY DILUTED COMPUTATION
  Average shares outstanding per primary computation
     above..........................................   11,101      10,924      11,021      10,977
  Additional effect of dilutive stock options based
     on the treasury stock method using the end of
     period market price, if higher than the average
     market price...................................        6         -0-          72         -0-
  Effect of assuming conversion of the Convertible
     Senior Subordinated Debentures.................    1,106       1,151       1,118       1,151
                                                      -------     -------     -------     -------
       Shares used..................................   12,213      12,075      12,211      12,128
                                                      =======     =======     =======     =======
  Per share of common stock:
     Continuing operations..........................  $   .22     $   .20     $   .69     $   .66
     Discontinued operations........................      -0-         .73         -0-         .96
                                                      -------     -------     -------     -------
     Net income.....................................  $   .22     $   .93     $   .69     $  1.62
                                                      =======     =======     =======     =======
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